UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 8, 2017
Date of Report (Date of earliest event reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34192 (Commission File Number)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2017, Maxim Integrated Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, $500 million aggregate principal amount of the Company’s 3.450% Senior Notes due 2027 (the “Notes”). The Notes will be sold to the Underwriters at an issue price of 99.274% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 99.924% of the principal amount thereof. The offering of the Notes is expected to be completed on June 15, 2017.
The Company expects to receive net proceeds of approximately $495.1 million from the offering after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes.
The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2017.
The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-213110) (the “Registration Statement”).
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On June 8, 2017, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1
Underwriting Agreement, dated June 8, 2017, between Maxim Integrated Products, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity a representative of the several underwriters named therein.

99.1	Press release, dated June 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 13, 2017

Maxim Integrated Products, Inc.

By:/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
1.1
Underwriting Agreement, dated June 8, 2017, between Maxim Integrated Products, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity a representative of the several underwriters named therein.

99.1	Press release, dated June 8, 2017.